UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 31, 2008

REDPOINT BIO CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

 (Address of Principal Executive Offices)

(609) 637-9700
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Redpoint Bio Corporation (the “Company”) approved the following (i) annual cash bonuses for the fiscal year ended December 31, 2007, (ii) base salaries for the 2008 fiscal year and (iii) grants of stock options for the Company’s executive officers based upon the Company’s 2007 performance and the individual executive officer’s performance for 2007.

Executive Officer	Title	2007 Cash Bonus (1)		2008 Base Salary		Stock Option

F. Raymond Salemme, Ph.D.	President and Chief Executive Officer	$125,400		$350,625	(2)	750,000
Scott M. Horvitz	Chief Financial Officer, Treasurer and Secretary	$67,500		$251,800	(2)	250,000
Scott A. Siegel, Ph.D.	Vice President – Corporate Development	—	(3)	$222,900	(3)	40,000
Robert W. Bryant, Ph.D.	Vice President – Discovery Research	$46,600		$208,900	(4)	120,000

(1) Additional details regarding the complete compensation package for each executive officer will be disclosed in the Company’s 2008 proxy statement.

(2) Represents a 6.25% increase in annual base salary; effective January 1, 2008.

(3)   Represents a 1.31% increase in annual base salary; effective January 1, 2008. Dr. Siegel is receiving a pro-rated salary adjustment as per his employment agreement and will be eligible for a cash bonus for the 2008 fiscal year.

(4) Represents a 5.25% increase in annual base salary; effective January 1, 2008.

The stock option grants were granted to the executive officers pursuant to, and subject to, the terms of the Company’s Amended and Restated 2007 Omnibus Equity Compensation Plan (the “Equity Compensation Plan”).  The stock options vest at the rate of 25% on the first anniversary of the grant date and on a monthly basis for the following 3 years (one-forty-eighth (1/48) of the original grant amount per month) until such options are fully vested on January 31, 2012.  The stock options have a ten year term and have an exercise price per share of $0.66, being equal to the closing price of the Company’s common stock as reported on the OTC Bulletin Board on January 31, 2008, the date of grant.  Other than the relevant change-in-control and termination provisions set forth in the employment agreements for certain executive officers, which have been previously disclosed, such options were granted on the same standard terms and conditions as other stock options granted under the Equity Compensation Plan.

The increase in base salary, annual cash bonus and stock option grants described above were awarded at the discretion of the Committee and made in connection with the 2007 annual performance review for each of the executive officers.  As part of this performance evaluation, the Committee considered the achievement of the Company’s annual corporate goals and other significant corporate accomplishments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: February 4, 2008

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	Chief Financial Officer, Treasurer and Secretary